Exhibit 2.1

                        MORTGAGE LOAN PURCHASE AGREEMENT


     This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated October 30, 1998, by and between Wilshire Funding Corporation, a Delaware corporation, having an office at 1776 Southwest Madison Street, Portland, Oregon 97205 (the "Seller") and Bear Stearns Mortgage Capital Corporation, a Delaware corporation, having an office at 245 Park Avenue, New York, New York 10167 (the "Purchaser").

     The Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller certain mortgage loans listed on the Mortgage Loan Schedule attached hereto as Schedule I, on a servicing-released basis as described herein (the "Mortgage Loans"). The Seller shall interim service the Mortgage Loans on behalf of the Purchaser or its designee pursuant to that certain Interim Servicing Agreement, dated the date hereof, between the Seller and the Purchaser (the "Servicing Agreement"). The following terms are defined as follows:

    Aggregate Principal Balance
    (as of the Cut-Off Date):       $229,479,667.24 (after deduction of all
                                    principal payments actually received and credited on or prior to the Cut-Off Date)

    Closing Date:                   October 30, 1998, or such other date as may
                                    be agreed upon by the parties hereto.

    Cut-Off Date:                   As of the close of business on
                                    October 28, 1998.

    Headlands Agreement:            That certain Mortgage Loan Purchase and
                                    Warranties Agreement, Conventional
                                    Residential Fixed Rate Mortgage Loans, Group
                                    25113, dated JHeadlands998, between
                                    Mortgage Company ("Headlands") and CSFB (as defined herein).

    Mortgage Loan:                  A fixed rate, fully-amortizing, first lien,
                                    residential conventional mortgage loan
                                    having a term of not more than 30 years.

    Mortgage Property:              A single  parcel of  real  property  with  a
                                    detached single-family or a two-to-four
                                    family dwelling erected thereon, or a
                                    townhouse, an individual condominium
                                    project or an individual unit in a planned unit development securing a Mortgage Loan.

    Purchase Price Percentage:      That certain purchase price percentage set
                                    forth in the confirmation letter, dated
                                    October 22, 1998, between the Seller and the Purchaser, as may be adjusted as set


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                                    forth therein (the "Confirmation").

    Servicing Transfer Date:        November 18, 1998, or such later date
                                    selected by the Purchaser at its sole
                                    option.

     Capitalized terms used herein and not defined shall have the meanings set forth in the Headlands Agreement. The parties intend hereby to set forth the terms and conditions upon which the proposed transactions will be effected and, in consideration of the premises and the mutual agreements set forth herein, agree as follows:

     SECTION 1. Agreement to Sell and Purchase Mortgage Loans. The Seller hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Seller those certain Mortgage Loans, and the related servicing rights, having an aggregate amount equal to the Aggregate Principal Balance as of the Cut-Off Date. The Seller acquired the Mortgage Loans from Credit Suisse First Boston Mortgage Capital LLC ("CSFB"), pursuant to that certain Assignment and Assumption Agreement, dated June 30, 1998, among the Seller, Headlands and CSFB. The Seller shall assign its right, title and interest in the Headlands Agreement pursuant to an Assignment and Assumption Agreement, between the Seller and the Purchaser, dated the Closing Date (the "Assignment").

     SECTION 2. Mortgage Loan Schedule. The Seller has provided or shall provide the Purchaser, prior to the Closing Date, with a schedule setting forth all of the Mortgage Loans to be purchased on the Closing Date under this Agreement, which shall be attached hereto as Schedule I (the "Mortgage Loan Schedule"), setting forth that certain information with respect to each Mortgage Loan and the Mortgage Loans in the aggregate as listed in the definition of "Mortgage Loan Schedule" set forth in the Headlands Agreement.

     SECTION 3. Purchase Price of Mortgage Loans. The purchase price (the "Purchase Price") to be paid to the Seller by the Purchaser for the Mortgage Loans and the related servicing rights shall be equal to (a) the product of (i) the Purchase Price Percentage and (ii) the Aggregate Principal Balance as of the Cut-Off Date plus (b) accrued interest on each Mortgage Loan at the related gross rate from the related last interest paid-to-date for such Mortgage Loan to the day prior to the Closing Date, inclusive. The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to the accounts specified by the Seller.

     SECTION 4. Record Title and Possession of Mortgage Files. The Seller hereby sells, transfers, assigns, sets over and conveys to the Purchaser, the Mortgage Loans and the servicing rights appurtenant thereto, without recourse, but subject to the terms of this Agreement and the Seller hereby acknowledges that the Purchaser, subject to the terms of this Agreement, shall have all the right, title and interest of the Seller in and to the Mortgage Loans and the servicing rights appurtenant thereto. The delivery of each Mortgage File to the Purchaser or its designee is at the expense of the Seller. From the Closing Date, but as of the Cut-off Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, servicing rights, benefits, proceeds and obligations arising therefrom or in connection therewith, have been vested in the Purchaser. All rights arising out of the Mortgage


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Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Seller shall be received and held by the Seller pursuant to the Interim Servicing Agreement in trust for the exclusive benefit of the Purchaser as the owner of the Mortgage Loans.


     SECTION 5. Delivery of Mortgage Files. Within three (3) business days prior to the Closing Date, the Seller will deliver the Mortgage File to the Purchaser or its designee, as directed by the Purchaser. The "Mortgage File" means, with respect to each Mortgage Loan:

          (a) The original mortgage note (the "Mortgage Note") endorsed in a form directed by the Purchaser, and signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Seller. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by " , successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by " ,formerly known as [previous name]".

          (b) The original of any guarantee executed in connection with the Mortgage Note.

          (c) Original mortgage, deed of trust or other evidence of indebtedness (the "Mortgage"), with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such public recording office retains the original recorded Mortgage, or if the original recorded Mortgage is lost, the Seller shall deliver, or cause to be delivered to the Purchaser, a photocopy of such Mortgage, together with a certificate of the Seller that such copy is a true and correct copy thereof and (i) in the case of a delay caused by the public recording office, a statement that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Seller or (ii) where a public recording office retains the original recorded Mortgage or if the original recorded Mortgage is lost, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

          (d) Any rider executed in connection with the related Mortgage Note or Mortgage.

          (e) Original assignment of Mortgage (the "Assignment of Mortgage") from the Seller to an entity as directed by the Purchaser, which Assignment shall be in form and substance acceptable for recording, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original


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          Assignment  of  Mortgage  with  evidence of  recording  thereon on the
          Closing Date because of a delay caused by the public recording office where such Assignment of Mortgage has been delivered for recordation or because such public recording office retains the original recorded Assignment of Mortgage, or if the original recorded Assignment of Mortgage is lost, the Seller shall deliver, or cause to be delivered to the Purchaser, a photocopy of such Assignment of Mortgage, together with a certificate of the Seller that such copy is a true and correct copy thereof and (i) in the case of a delay caused by the public recording office, a statement that such Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Assignment of Mortgage or a copy of such Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded Assignment of Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Seller or (ii) where a public recording office retains the original recorded Assignment of Mortgage, or if the original recorded Assignment of Mortgage is lost, a copy of such Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded Assignment of Mortgage.

          (f) Originals of all intervening Assignments of Mortgage, showing a complete chain of title from the originator to the Seller, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original intervening Assignment of Mortgage with evidence of recording thereon on the Closing Date because of a delay caused by the public recording office where such intervening Assignment of Mortgage has been delivered for recordation or because such public recording office retains the original recorded intervening Assignment of Mortgage, or if the original recorded intervening Assignment of Mortgage is lost, the Seller shall deliver, or cause to be delivered to the Purchaser, a photocopy of such intervening Assignment of Mortgage, together with a certificate of the Seller that such copy is a true and correct copy thereof and (i) in the case of a delay caused by the public recording office, a statement that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Seller or (ii) where a public recording office retains the original recorded intervening Assignment of Mortgage or if the original recorded intervening Assignment of Mortgage is lost, a copy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage.

          (g)  Originals  of  each  assumption,   modification,   consolidation,
          substitution  and  extension  agreement,   or  written  assurance,  if
          applicable, with recording information thereof, if any.



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          (h) Title insurance policy, including riders and endorsements thereto, or if the policy has not yet been issued, (i) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company, or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured or (ii) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the related borrower (the "Mortgagor") or which constitute customary exceptions acceptable to lenders generally; the original policy of title insurance shall be delivered promptly upon receipt thereof by the Seller.

          (i) Original of the primary mortgage insurance policy, if applicable.

          (j) Original of any power of attorney, if applicable.

          (k) Originals  of  any  security   agreement,   chattel  mortgage  or
          equivalent executed in connection with the Mortgage.

     If the Seller cannot deliver the original recorded Mortgage Loan documents or the original policy of title insurance, including riders and endorsements thereto, on the Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 180 days from the Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Seller shall continue to use it best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 270th day from the date of execution, the Seller shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 6.03 hereof.

     If the Purchaser discovers any defect with respect to a Mortgage File, the Purchaser shall give prompt written specification of such defect to the Seller, and the Seller shall cure or repurchase such Mortgage Loan in accordance with
Section 6.03.

     Within two (2) days after the Purchaser's request, the Seller will deliver the servicing files and servicing records to the Purchaser or its designee, as directed by the Purchaser.

     The Seller shall prepare the endorsements of the Mortgage Notes and Assignments of Mortgage in recordable form. The Purchaser shall pay all recording fees for the Assignments of Mortgage and the Seller shall pay any fees and expenses associated with the preparation of the Assignment of Mortgage, any fees and expenses associated with the preparation of the endorsements and preparation and recordation of any intervening Assignments of Mortgage, and all other fees or


                                     Page 5

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costs in transferring the Mortgage Files and servicing files to the Purchaser or its designee.


     SECTION 6. Representations and Warranties.

     SECTION 6.01 Representations and Warranties of the Seller.

     The Seller hereby represents, warrants and covenants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

     (a) The Seller is a validly existing corporation in good standing under the laws of the State of Delaware is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Seller by any such state, and in any event the Seller is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan;

     (b) The Seller has full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan pursuant to this Agreement and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and each Assignment of Mortgage to the Purchaser constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

     (c) None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Seller's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

     (d) Each Mortgage Note, Mortgage, Assignment of Mortgage and any other documents required to be delivered to the Purchaser or its designee pursuant to this Agreement for each Mortgage Loan have been, on or before the Closing Date, delivered to the Purchaser or its designee;

     (e) There is no litigation pending or threatened with respect to the Seller which


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is  reasonably  likely  to have a  material  adverse  effect  on the sale of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Seller;

     (f)  No  consent,  approval,   authorization  or  order  of  any  court  or
governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

     (g) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     (h) The Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller's portfolio at the Cut-off Date;

     (i) The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

     (j) The Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement;

     (k) No statement, report or other document furnished or to be furnished pursuant to the Agreement contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

     (l) No fraud, misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor or, to the best of the Seller's knowledge, any other party involved in the origination or servicing of the Mortgage Loan; and

     (m) The Seller is an approved seller/servicer of residential mortgage loans for Fannie Mae with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Seller is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and no event has occurred which would make the Seller unable to comply with eligibility requirements or which would require notification to Fannie Mae.



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     SECTION 6.02  Representations  and  Warranties  as to  Individual  Mortgage
Loans.

     The Seller hereby represents and warrants to the Purchaser as to each Mortgage Loan, that as of the Closing Date or as of such other date specified therein:

     (a) No event has occurred from June 23, 1998 to the Closing Date, which would make the representations and warranties set forth in Section 7 of the Headlands Agreement to be untrue in any material respect, and the Seller hereby restates the representations and warranties set forth in Section 7 of the Headlands Agreement to the Purchaser as of the date hereof;

     (b) The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-Off Date;

     (c) As of the close of business on September 30, 1998, each Mortgage Loan has an actual paid-to-date of September 1, 1998, which payment has been posted on the Seller's servicing system as of September 30, 1998, except with respect to those certain Mortgage Loans listed on Schedule II attached hereto, as to which, as result of the transfer of servicing from Headlands to the Seller, as of the Cut-off Date, have an actual paid-to-date of September 1, 1998, which payment has been posted on the Seller's servicing system as of the Cut-off Date. As of the Cut-off Date, each Mortgage Loan will be due for the October 1, 1998 payment or later;

     (d) Immediately prior to the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the Seller was the sole owner of record and holder of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

     (e) The collection and servicing practices used by the Seller, with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper and prudent in the mortgage servicing business; and

     (f) The Seller has not agreed to the modification, amendment or alteration of any Mortgage Loan. The Seller has not released any Mortgagor and the Seller has not waived any default, violation or event of acceleration with respect to any Mortgage Loan.

     SECTION 6.03 Repurchase.

     It is understood and agreed that the representations and warranties set forth in Sections 6.01 and 6.02 shall survive the sale of the Mortgage Loans to the Purchaser and delivery of the related Mortgage File to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which


                                     Page 8

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materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The Seller shall have a period of sixty days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Seller hereby covenants and agrees that if any such breach cannot be corrected or cured within such sixty day period, the Seller shall, at the Purchaser's option and not later than ninety days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the related Repurchase Price. In the event that any such breach shall involve any representation or warranty set forth in Section 6.01 or those relating to the Mortgage Loans or a portion thereof in the aggregate, and such breach cannot be cured within sixty days of the earlier of either discovery by or notice to the Seller of such breach, all Mortgage Loans or all affected Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Seller at the Repurchase Price.

     In the event of a repurchase by the Seller pursuant to this Section 6.03, the Purchaser shall forward the Mortgage File for the related Mortgage Loan to the Seller, which shall include the Mortgage Note endorsed without recourse to the Seller or its designee, an assignment in favor of the Seller or its designee of the Mortgage in recordable form and acceptable to the Seller in form and substance and such other documents or instruments of transfer or assignment as may be necessary to vest in the Seller or its designee title to any such Mortgage Loan. The Purchaser shall cause the related Mortgage File to be forwarded to the Seller immediately following the Purchaser's receipt of the related Repurchase Price by wire transfer of immediately available funds to an account specified by the Purchaser. For any Mortgage Loan, the "Repurchase Price" shall be an amount equal to the Purchase Price Percentage multiplied by the outstanding principal balance of such Mortgage Loan as of the date that such Mortgage Loan is to be repurchased, plus accrued interest thereon from the date on which interest has last been paid and distributed to the Purchaser to the end of the month of the date of repurchase.

     In addition to such cure and repurchase obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach by the Seller of the representations and warranties contained in this Section 6. It is understood and agreed that the obligations of the Seller set forth in this
Section 6.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided herein constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     SECTION 7. Closing. The closing of the purchase and sale of the Mortgage Loans shall take place on the Closing Date. Closing shall, at the Purchaser's option, be either by telephone, confirmed by letter or wire or conducted in person at the Purchaser's office.

     The closing for the Mortgage Loans shall be subject to each of the following conditions:

          a) All of the representations and warranties of the parties in this Agreement shall be true and correct as of the Closing Date, and no event shall have occurred which, with


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               notice or the passage of time,  would  constitute a default under this Agreement;

          b) Closing Documents identified in Section 8 of this Agreement duly executed by all signatories as required pursuant to the respective terms thereof shall be delivered to the parties designated in accordance with Section 8 of this Agreement; and

          c) All other terms and conditions of this Agreement shall have been complied with.

     Subject to the foregoing conditions, the Purchaser shall pay to the Seller the Purchase Price in accordance with Section 3 of this Agreement.

     SECTION 8. Closing Documents. The Closing Documents shall consist of the following:

          1.   The Mortgage Loan Schedule;

          2.   The Mortgage File;

          3. This Agreement, which may be executed in two counterparts; one counterpart executed by the Seller to be delivered to the Purchaser and one counterpart executed by the Purchaser to be delivered to the Seller;

          4. The Servicing Agreement, which may be executed in two counterparts; one counterpart executed by the Seller to be delivered to the Purchaser and one counterpart executed by the Purchaser to be delivered to the Seller;

          5. The Assignment, which may be executed in two counterparts; one counterpart executed by the Seller to be delivered to the Purchaser and one counterpart executed by the Purchaser to be delivered to the Seller;

          6. An officer's certificate of the Seller, in the form attached hereto as Exhibit A;

          7. An opinion of Seller's counsel (which may be in house counsel), in the form attached hereto as Exhibit B; and

          8.   A security  release  certification  with  respect to the Mortgage
               Loans,   executed  by  First  Union  National  Bank,  in  a  form
               acceptable to the Purchaser.


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     SECTION 9. Costs. The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys, all costs and expenses of the Purchaser set forth in Section 5, and any costs and expenses relating to any due diligence performed by the Purchaser. The Seller shall pay all other costs and expenses incurred in connection with the delivery of the Mortgage Loans and the
costs  of  delivering   complete   master-file   tape   information   and  other
electronically stored information to Purchaser; the costs of notifying the mortgagors, hazard and flood insurance companies, and others, as necessary, the costs and expenses of the Seller set forth in Section 5 and the legal fees and expenses of the Seller's attorneys.

     SECTION 10. Interim Servicing. The Mortgage Loans are sold on servicing-released basis. Each Mortgage Loan shall be interim serviced by the Seller for the Purchaser or its designee pursuant to the Servicing Agreement until the Servicing Transfer Date.

     SECTION 11. Reconstitution. The Seller and the Purchaser acknowledge and agree that the Purchaser intends to transfer some or all of the Mortgage Loans to a third party entity as a whole loan transfer (a "Whole Loan Transfer"), which may be Fannie Mae or Freddie Mac, or to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated securitization (the "Securitization") (a Whole Transfer or Securitization, each a "Transaction"). With respect to each Transaction, the Seller agrees to cooperate with respect to all reasonable requests and provide the Purchaser with customary monthly remittance reports, including scheduled balance information with respect to certain dates selected by the Purchaser.

     SECTION 12. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when deposited, postage prepaid, in the United States mail, if mailed by registered or certified mail, return receipt requested, or when received, if delivered by private courier to another party, at the related address shown on the first page hereof, or such other address as may hereafter be furnished to the parties by like notice.

     SECTION 13. Non-Solicitation. The Seller shall not take actions or permit or cause actions to be taken by any of its agents or affiliates or by any independent contractor on the Seller's behalf to personally, by telephone, mail, or otherwise, solicit any Mortgagor to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that promotions undertaken by the Seller or any agent or affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 13.

     SECTION 14. Separability Clause. Any provision of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.




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     SECTION 15. Counterparts;  Entire Agreement. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement and the Confirmation constitute the entire agreement between the parties relating to the subject matter hereof and supersedes any prior agreement or communications between the parties.

     SECTION 16. Place of Delivery and Governing Law. This Agreement shall be deemed in effect when counterparts hereof have been executed by each of the parties hereto. This Agreement shall be deemed to have been made in the State of New York. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, without giving effect to its conflict of law principles.

     SECTION 17. Successors and Assigns; Assignment of Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that this Agreement may not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser.

     SECTION 18. Waivers; Other Agreements. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     SECTION 19. Survival. The provisions of this Agreement shall survive the Closing Date and the delivery of the Mortgage Loans, and for so long thereafter as is necessary (including, subsequent to the assignment of the Mortgage Loans) to permit the parties to exercise their respective rights or perform their respective obligations hereunder.



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     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.



                                                  WILSHIRE FUNDING CORPORATION

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________




                                                  BEAR STEARNS MORTGAGE
                                                  CAPITAL CORPORATION

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


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